Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Previews

2016 Preliminary Results

LEAWOOD, KANSAS - (January 30, 2017) — AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”), the largest theatrical exhibition company in the U.S., in Europe and in the world, and an industry leader in innovation and operational excellence, today previewed results for the year ended December 31, 2016. The preliminary financial results are subject to finalization of the Company’s annual financial audit, including purchase accounting for acquisitions where the purchase price allocation is preliminary.

•                  AMC expects total revenues for the twelve months ended December 31, 2016 to be between $3.226 billion and $3.236 billion compared to $2.947 billion for the twelve months ended December 31, 2015.

•                  Net earnings for 2016 are expected to be between $112 million and $120 million compared to $104 million for 2015.

•                  Diluted earnings per share for 2016 are expected to be between $1.13 and $1.21 compared to $1.06 for 2015.

•                  AMC expects 2016 Adjusted EBITDA to be between $600.0 million and $607.0 million compared to $536.4 million in the same period a year ago. Adjusted EBITDA is a non-GAAP financial measure, and a table reconciling expected net earnings to Adjusted EBITDA is included in this release.

Our results also reflect industry box office trends. Industry wide, U.S. box office revenue for 2016 increased approximately 2% compared to 2015, while industry box office for the fourth quarter of 2016, impacted by challenging comparisons related to last year’s opening of the largest grossing film of all time, Star Wars: The Force Awakens, declined approximately 4%.

The foregoing preliminary results include the results of Odeon for the 32-day period from acquisition on November 30, 2016 and Carmike for the 11-day period from acquisition on December 21, 2016.

AMC expects to report its complete financial results for the fourth quarter and year ended December 31, 2016, after the market closes on Tuesday, February 28, 2017.  The Company will host a conference call for investors and interested parties at 4:00 p.m. CT/5:00 p.m. ET the same day. All interested parties are invited to access a live audio broadcast of the call via webcast. To listen to the conference call via the internet, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the twelve months ended December 31, 2016. In addition, the preliminary estimated financial information presented above has not been audited by our independent registered public accounting firm, KPMG LLP. Accordingly, KPMG LLP does not express an opinion on or any other form of assurance with respect thereto and assumes no responsibility for this information. We have provided ranges for the preliminary estimated financial results described above primarily because our financial closing procedures for the twelve months ended December 31, 2016 are not yet complete, the impact of purchase accounting for acquisitions where the purchase price allocation is preliminary, and our audit has not been completed. The information presented above should not be considered a substitute for full audited financial statements for the twelve months ended December 31, 2016 once they become available and should not be regarded as a representation by us or our management as to our actual financial results for the twelve months ended December 31, 2016. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Acquisition

Nordic Cinema Group:  As previously announced on January 23, 2017, AMC entered into a definitive agreement to acquire the film exhibition business of the largest theatre exhibitor in seven countries in the affluent northern region of Europe, Stockholm-based Nordic Cinema Group Holding AB (“Nordic”), for total consideration of approximately SEK 8,250 million ($929 million USD)(1). As of December 31, 2016, Nordic has 68 theatres and 463 screens in nearly 50 large and medium-sized cities in Scandinavia and the Nordic and Baltic nations, and a substantial minority investment in another 50 associated theatres with 204 screens, to which Nordic provides a variety of shared services. Nordic is expected to realize additional value

(1)  SEK amounts have been converted to U.S. dollars at a rate of SEK 8.879 = U.S. $1.00, which was the exchange rate on 1/20/17 potential by completing a promising pipeline of 10 theatre development projects in 2017 and 2018. All Nordic activities are conducted locally in seven markets under several brands, including SF Bio in Sweden, SF Kino in Norway, Finnkino in Finland, and Forum Cinemas in Estonia, Latvia, and Lithuania. Additional associated theatres also operate in Denmark.

Nordic had approximately SEK 2,938 million ($349 million USD)(2) of revenue in 2015, including box office revenues of SEK 1,928 million ($229 million USD)(2). Total revenues for the twelve month period ended September 30, 2016 were SEK 3,159 million ($375 million USD)(3) and Nordic operating income margins for that twelve month period exceeded those of AMC.

The foregoing financial data with respect to Nordic is unaudited and has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and is not in accordance with US GAAP.   The accounting rules under IFRS and US GAAP are different which may lead to differences in accounting upon acquisition.

The transaction is expected to close on or before June 30, 2016 and is conditional upon antitrust clearance by the European Commission.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the U.S., in Europe and throughout the world with approximately 900 theatres and more than 10,000 screens across the globe, prior to factoring in the Nordic acquisition. AMC has propelled innovation in the exhibition industry by: deploying more plush power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty program, web site and smart phone apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. AMC operates among the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 22 of the 25 largest metropolitan areas of the United States, including the top three markets (NY, LA, Chicago). Through its Odeon subsidiary, and again prior to the Nordic acquisition, AMC operates in seven European countries and is the # 1 theatre chain in the UK & Ireland, Italy and Spain. www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com.  We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com  to sign up for E-mail Alerts.

(2)  SEK amounts have been converted to U.S. dollars at a rate of SEK 8.430 = U.S. $1.00, which was the average exchange rate for 2015

(3)  SEK amounts have been converted to U.S. dollars at a rate of SEK 8.420 = U.S. $1.00, which was the average exchange rate for the twelve month period ended 9/30/16

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Similarly, statements made herein and elsewhere regarding the anticipated acquisition of Nordic are also forward-looking statements, including management’s statements about the effect of the acquisition on AMC’s future business, operations and financial performance, AMC’s ability to successfully integrate the acquisition into its operations, the anticipated closing date of the Nordic acquisition, and the source and structure of financing for the Nordic acquisition. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release windows; international economic, political and other risks; risks and uncertainties relating to AMC’s significant indebtedness;  limitations on the availability of capital;  risks relating to AMC’s inability to achieve the expected benefits and performance from its recent acquisitions; AMC’s ability to comply with a settlement it entered into with the U.S. Department of Justice pursuant to which it agreed to divest theatres and divest holdings in National CineMedia, LLC; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters entered in connection with the Nordic Acquisition, or the failure of the Nordic Acquisition to close for any other reason, including the failure to receive regulatory approval; AMC’s ability to refinance its indebtedness on favorable terms; optimizing AMC’s theatre circuit through construction and the transformation of its existing theatres may be subject to delay and unanticipated costs;  failures, unavailability or security breaches of AMC’s information systems; risks relating to impairment losses and theatre and other closure charges; AMC’s ability to utilize net operating loss carryforwards to reduce its future tax liability; review by antitrust authorities in connection with acquisition opportunities; risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions; risks relating to the incurrence of legal liability; general political, social and economic conditions and risks, trends, uncertainties and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 8, 2016, and Forms 10-Q filed August 1, 2016 and November 9, 2016, and the risks identified in the Form 8-K filed October 24, 2016, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(tables follow)

	AMC Entertainment Holdings, Inc.
	Reconciliation of Adjusted EBITDA
	(Unaudited, dollars in millions)
	Twelve Months Ended		Twelve Months
	December 31, 2016 (Preliminary Estimates)		Ended December 31,
	Low	High	2015
Reconciliation of Adjusted EBITDA:
Net Earnings	$112	$120	$104
Plus:
Income tax provision	44	44	59
Interest expense	122	122	106
Depreciation and amortization	269	269	233
Impairment of long lived assets	5	6	2
Certain operating expenses (2)	19	19	17
Equity in earnings of non-consolidated entities	(47)	(48)	(37)
Cash distributions from non-consolidated entities	40	40	34
Investment income	(10)	(11)	(6)
Other income	—	—	11
General and administrative expense-unallocated:
Merger, acquisition and transaction costs (3)	38	38	3
Stock-based compensation expense (4)	8	8	10
Adjusted EBITDA (1)	$600	$607	$536

(1)         We present Adjusted EBITDA as a supplemental measure of our performance.  We define Adjusted EBITDA as net earnings plus (i) income tax provision, (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include any cash distributions of earnings from our equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net earnings as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA:

•      does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•      does not reflect changes in, or cash requirements for, our working capital needs;

•      does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•      excludes income tax payments that represent a reduction in cash available to us;

•      does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•      does not reflect the impact of divestitures that may be required in connection with recently completed acquisitions.

(2)         Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non-operating in nature.

(3)         Merger, acquisition and transition costs is excluded as it is non-operating in nature.

(4)         Non-cash or non-recurring included in General and Administrative: Other

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